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                                                        EXHIBIT 5




                                       August 25, 1999



To the Board of Directors of ONEIDA LTD.



Ladies and Gentlemen:

    I am General Counsel for Oneida Ltd., a New York corporation (the "Company"), and have acted as such in connection with the Registration Statement on form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to approximately 100,000 shares (the "Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Oneida Ltd. 401(k) Plan, as amended (the "Plan").

    In so acting, I have examined the Registration Statement and I have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to my satisfaction, of such documents, records, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

    The opinion expressed below is limited to the law of the State of New York and the federal law of the United States, and I do not express any opinion herein concerning any other law.

    Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plan and (b) paid for in full in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ CATHERINE H. SUTTMEIER
                                       Catherine H. Suttmeier
                                       Vice President, Secretary
                                       and General Counsel